Exhibit 99.1

Track Group Reports 3rd Quarter Fiscal 2022 Financial Results

NAPERVILLE, ILLINOIS – Track Group, Inc. (OTCQX: TRCK), a global leader in offender tracking and monitoring services, today announced financial results for its third quarter ended June 30, 2022 (“Q3 FY22”). In Q3 FY22, the Company posted (i) total revenue of $9.0 million, compared to total revenue for the third quarter ended June 30, 2022 (“Q3 FY21”) of $10.3 million; (ii) operating loss of ($0.53 million) compared to Q3 FY21 operating income of $1.3M; and (iii) net loss attributable to common shareholders of ($3.6 million) in Q3 FY22 compared to net income of $1.2 million in Q3 FY21.

“Although a reinvestment in our technology and infrastructure, coupled with supply chain constraints brought on by the pandemic continued to put a damper on our financial results for the third quarter ended June 30, 2022, we anticipate the realization of several preempted strategies in the next sixty to one hundred twenty days which would enable us to increase the manufacturing of new devices, commence implementation of recently awarded programs and support customer growth and demands into FY23,” said Derek Cassell, Track Group’s CEO.

FINANCIAL HIGHLIGHTS

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Total revenue of $9.0 million in Q3 FY22 was down compared to Q3 FY21 total revenue of $10.3 million. Revenue for the 9 months ended June 30, 2022 (“9M FY22”) of $28.1 million was also down approximately 5% compared to revenue of $29.6 million for the 9 months ended June 30, 2021 (“9M FY21”) as declines in North America monitoring revenue was offset by increases in both monitoring and product sales among international customers. Revenues are expected to rebound as fulfilled orders from strategic supply chain deliveries resume over the next two quarters.

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Gross profit in Q3 FY22 was $4.0 million compared to Q3 FY21 gross profit of $5.6 million. Gross profit for the 9M FY22 was $13.3 million compared to gross profit of $16.3 million for 9M FY21, principally due to the decline in revenue, and an increase in certain expenses including higher depreciation and amortization, server, device repair and telecommunication expenses.

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Adjusted EBITDA for the Q3 FY22 was $1.3 million, compared to $2.8 million for Q3 FY21. Adjusted EBITDA for 9M FY22 was $5.3 million compared to the Adjusted EBITDA for 9M FY21 of $8.3 million. As a percentage of revenue, adjusted EBITDA continues to remain strong at 18.8%, for the 9M FY22 compared to 28.2% for the 9M FY21.

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As of June 30, 2022, the cash balance was down to $4.9 million compared to $8.4 million on September 30, 2021. The reduction in cash from September 30, 2021, reflects continued significant capital investments made by the Company of approximately $3.0 million in the 9M FY22 to build additional monitoring devices, update software, and develop next-generation tracking technology.

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Total operating expense for Q3 FY22 of $4.5 million was up 4% versus Q3 FY21’s total operating expense of $4.3 million, principally due to an increase in travel, tradeshow, payroll and insurance expenses offset by a reduction in bad debt expense. When combined with the reduction in gross profit, the increase in quarterly operating expense led to an operating loss in Q3 FY22 of $0.5 million compared to operating income of $1.3 million for Q3 FY21. Similarly, for the 9M FY22, operating income was less than $0.1 million compared to operating income of $4.4 million for the 9M FY21 due to the reduction in gross profit and the increase in operating expense.

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The Net loss attributable to common shareholders in Q3 FY22 was $3.6 million compared to Net income attributable to common shareholders of $1.2 million in Q3 FY21. Similarly, the Net loss attributable to common shareholders for the 9M FY22 was $3.5 million, compared to net income of $4.7 million for the 9M FY21, a change principally attributable to the reduction in Other Income to a loss position caused by the drop in operating income, a currency exchange loss and the swing from the forgiveness of the PPP loan one year ago to a legal settlement during the period.

Business Outlook

The extent to which supply chain delays, the Coronavirus, and the transition to 4G/LTE telecommunications technology impact our future operations will depend on numerous factors that we cannot accurately predict. However, we will not match our results for the fiscal year ended September 2021 ("FY21") in the upcoming year ending September 30, 2022 ("FY22"). Despite these short-term challenges faced by companies worldwide, Track Group remains confident that our continued focus on strategic adaptation, and growth, which evidenced success in FY21, will allow us to be well-positioned for a return to growth in FY23.

About Track Group, Inc.

Track Group designs, manufactures, and markets location tracking devices and develops and sells a variety of related software, services, accessories, networking solutions, and monitoring applications. The Company's products and services are designed to empower professionals in security, law enforcement, corrections, and rehabilitation organizations worldwide with single-sourced offender management solutions that integrate reliable intervention technologies to support re-socialization and monitoring initiatives.

The Company currently trades under the ticker symbol "TRCK" on the OTCQX exchange. For more information, visit www.trackgrp.com

Forward-Looking Statements

Any statements contained in this document that are not historical facts are forward-looking statements as defined in the U.S. Private Securities Litigation Reform Act of 1995. Words such as "anticipate," "believe," "estimate," "expect," "forecast," "intend," "may," "plan," "project," "predict," "if", "should" and "will" and similar expressions as they relate to Track Group, Inc., and subsidiaries ("Track Group") are intended to identify such forward-looking statements. These statements are only predictions and reflect Track Group's current beliefs and expectations with respect to future events and are based on assumptions and subject to risks and uncertainties and subject to change at any time. Track Group may from time-to-time update these publicly announced projections, but it is not obligated to do so. Any projections of future results of operations should not be construed in any manner as a guarantee that such results will in fact occur. These projections are subject to change and could differ materially from final reported results. For a discussion of such risks and uncertainties, see "Risk Factors" in Track Group's annual report on Form 10-K, its quarterly report on Form 10-Q, and its other reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934. New risks emerge from time to time. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made.

Non-GAAP Financial Measures

This release includes financial measures defined as “non-GAAP financial measures” by the Securities and Exchange Commission including non-GAAP EBITDA. These measures may be different from non-GAAP financial measures used by other companies. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles. Reconciliations of these non-GAAP financial measures are based on the financial figures for the respective period.

Non-GAAP Adjusted EBITDA excludes items including but not limited to interest, taxes, depreciation, amortization, impairment charges, gains and losses, currency effects, one-time charges or benefits that are not indicative of operations, charges to consolidate, integrate or consider recently acquired businesses, costs of closing facilities, stock based or other non-cash compensation or other stated cash and non-cash charges (the “Adjustments”).

The Company believes the non-GAAP measures provide useful information to both management and investors when factoring in the Adjustments. Specific disclosure regarding the Company’s financial results, including management’s analysis of results from operations and financial condition, are contained in the Company’s annual report on Form 10-K for the fiscal year ended September 30, 2021, and other reports filed with the Securities and Exchange Commission. Investors are encouraged to carefully read and consider such disclosure and analysis contained in the Company’s Form 10-K and other reports, including the risk factors contained in such Form 10-K.

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TRACK GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	(Unaudited) June 30, 2022	September 30, 2021
Assets
Current assets:
Cash	$4,914,133	$8,421,162
Accounts receivable, net of allowance for doubtful accounts of $75,995 and $91,262, respectively	5,430,618	7,163,615
Prepaid expense and deposits	922,060	998,589
Inventory, net of reserves of $0 and $0, respectively	817,772	305,210
Total current assets	12,084,583	16,888,576
Property and equipment, net of accumulated depreciation of $1,830,814 and $2,615,967, respectively	158,136	202,226
Monitoring equipment, net of accumulated depreciation of $6,425,640 and $5,977,093, respectively	3,578,188	3,068,100
Intangible assets, net of accumulated amortization of $18,245,022 and $17,607,457, respectively	18,336,050	20,434,143
Goodwill	8,221,857	8,519,998
Deferred tax asset	-	101,159
Other assets	3,953,193	4,309,040
Total assets	$46,332,007	$53,523,242

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$1,610,734	$2,821,982
Accrued liabilities	2,358,058	4,350,030
Current portion of long-term debt	474,353	526,134
Total current liabilities	4,443,145	7,698,146
Long-term debt, net of current portion	43,082,508	43,452,216
Long-term liabilities	352,002	3,650
Total liabilities	47,877,655	51,154,012

Commitments and contingencies

Stockholders’ equity (deficit):
Common stock, $0.0001 par value: 30,000,000 shares authorized; 11,863,758 and 11,524,978 shares outstanding, respectively	1,186	1,152
Series A Convertible Preferred stock, $0.0001 par value: 1,200,000 shares authorized; 0 shares outstanding	-	-
Paid in capital	302,324,386	302,250,954
Accumulated deficit	(302,286,667)	(298,828,527)
Accumulated other comprehensive loss	(1,584,553)	(1,054,349)
Total equity (deficit)	(1,545,648)	2,369,230
Total liabilities and stockholders’ equity (deficit)	$46,332,007	$53,523,242

TRACK GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

	(Unaudited)		(Unaudited)
	Three Months Ended		Nine Months Ended
	June 30,	June 30,	June 30,	June 30,
	2022	2021	2022	2021
Revenue:
Monitoring and other related services	$8,836,622	$10,183,133	$27,148,837	$29,197,152
Product sales and other	137,460	124,687	905,020	374,403
Total revenue	8,974,082	10,307,820	28,053,857	29,571,555

Cost of revenue:
Monitoring, products and other related services	4,200,635	4,150,583	12,284,432	11,752,833
Depreciation and amortization included in cost of revenue	809,234	521,386	2,465,998	1,535,083
Total cost of revenue	5,009,869	4,671,969	14,750,430	13,287,916

Gross profit	3,964,213	5,635,851	13,303,427	16,283,639

Operating expense:
General & administrative	2,734,162	2,868,839	8,003,178	7,583,410
Selling & marketing	778,656	703,014	2,197,237	1,867,880
Research & development	583,492	332,588	1,799,821	974,451
Depreciation & amortization	400,062	434,348	1,231,634	1,476,178
Total operating expense	4,496,372	4,338,789	13,231,870	11,901,919

Operating income (loss)	(532,159)	1,297,062	71,557	4,381,720

Other income (expense):
Interest expense, net	(450,582)	(468,955)	(1,390,318)	(1,674,499)
Currency exchange rate gain (loss)	(750,124)	191,058	(460,033)	1,133,900
Other income (loss), net	(1,593,099)	-	(959,628)	1,000,782
Total other income (expense)	(2,793,805)	(277,897)	(2,809,979)	460,183
Income (loss) before income taxes	(3,325,964)	1,019,165	(2,738,422)	4,841,903
Income tax (benefit) expense	279,095	(178,876)	719,718	136,137
Net income (loss) attributable to common shareholders	(3,605,059)	1,198,041	(3,458,140)	4,705,766
Foreign currency translation adjustments	(527,431)	36,762	(530,204)	89,250
Comprehensive income (loss)	$(4,132,490)	$1,234,803	$(3,988,344)	$4,795,016
Net income/(loss) per share – basic:
Net income (loss) per share	$(0.31)	$0.10	$(0.30)	$0.41
Weighted average shares outstanding	11,566,869	11,460,694	11,546,673	11,436,609
Net income (loss) per share – diluted:
Net income (loss) per share	$(0.31)	$0.10	$(0.30)	$0.39
Weighted average shares outstanding	11,566,869	12,015,742	11,546,673	12,051,679

TRACK GROUP, INC. AND SUBSIDIARIES

NON-GAAP ADJUSTED EBITDA MARCH 31 (UNAUDITED)

(amounts in thousands, except share and per share data)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2022	2021	2022	2021

Non-GAAP Adjusted EBITDA
Net income (loss) attributable to common shareholders	$(3,605)	$1,198	$(3,458)	$4,706
Interest expense, net	450	468	1,390	1,674
Depreciation and amortization	1,210	955	3,698	3,011
Income taxes (1)	279	(179)	720	136
Board compensation and stock-based compensation	169	75	319	225
Foreign exchange expense	750	(191)	460	(1,001)
Loan forgiveness	-	-	-	(1,134)
Settlement of litigation	1,600	-	1,600	-
Gain on forgiveness of accrued vendor expenses	-	-	(633)	-
Other charges, net (2)	478	476	1,170	709
Non GAAP Adjusted EBITDA	$1,331	$2,802	$5,266	$8,326
Non GAAP Adjusted EBITDA, percent of revenue	14.8%	27.2%	18.8%	28.2%

Non-GAAP earnings per share - Basic
Weighted average common shares outstanding	11,566,869	11,460,694	11,546,673	11,436,609
Non-GAAP earnings per share	$0.12	$0.24	$0.46	$0.73

Non-GAAP earnings per share - Diluted
Weighted average common shares outstanding	11,566,869	12,015,742	11,546,673	12,051,679
Non-GAAP earnings per share	$0.12	$0.23	$0.46	$0.69

(1)

Currently, the Company has significant U.S. tax loss carryforwards that may be used to offset future taxable income, subject to IRS limitations. However, the Company is still subject to certain state, commonwealth, and other foreign based taxes.

(2)	Other charges may include gains or losses and non-recurring accrual adjustments.